REGISTRATION STATEMENT FILE NO. 333-12397
                         RULE 424(b)(3) PROSPECTUS SUPPLEMENT



     GOLD KIST INC.      Supplement Dated April 2, 1997
                         To Prospectus Dated October 28, 1996

     $ 5,440,842- 8.25%  Fifteen Year Subordinated Capital
                         Certificates of Interest (Series D)
     $ 6,118,384- 8.00%  Ten Year Subordinated Capital
                         Certificates of Interest (Series D)
     $11,431,494- 7.75%  Seven Year Subordinated Capital
                         Certificates of Interest (Series A)
     $10,611,399- 7.50%  Five Year Subordinated Capital
                         Certificates of Interest (Series C)
     $13,150,887- 7.00%  Three Year Subordinated Capital
                         Certificates of Interest (Series A)
     $15,557,746- 6.75%  Two Year Subordinated Capital
                         Certificates of Interest (Series A)
     $19,159,388- 6.30%  One Year Subordinated Loan Certificates
                         (Series C)
     $30,656,736- 6.40%  One Year Subordinated Large Denomination
                         Loan Certificate (Series A)
     $13,203,694- N/A    Six Month Subordinated Large
                         Denomination Loan Certificate (Series A)